                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             --------------------

                                AMENDMENT NO. 1
                                      TO
                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 31, 1996

                             --------------------

                        PHYSICIAN SUPPORT SYSTEMS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             --------------------

          DELAWARE                   33-80731                     13-3624081
(STATE OR OTHER JURISDICTION       (COMMISSION                  (IRS EMPLOYER
      OF INCORPORATION)            FILE NUMBER               IDENTIFICATION NO.)

                ROUTE 230 AND EBY-CHIQUES ROAD.
                          MT. JOY, PA                           17552
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (717) 653-5340

                                NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                   ----------------------------------------

        Physician Support Systems, Inc., a Delaware Corporation ("PSS"), hereby amends its Current Report on Form 8-K dated September 13, 1996 as set forth below.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.


        Set forth below are the audited financial statements of EE&C Financial Services, Inc., a New York corporation ("EEC"), as of December 31, 1994 and 1995 and for the three years ended December 31, 1995. These financial statements have been audited by Deloitte & Touche LLP, independent auditors. Also set forth below are the unaudited financial statements of EEC as of June 30, 1996 and for the six months ended June 30, 1995 and June 30, 1996. These unaudited statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of EE&C Financial Services, Inc.
Newark, New Jersey

We have audited the accompanying balance sheets of EE&C Financial Services, Inc. (the "Company") as of December 31, 1994 and 1995, and the related statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 10, the Company consummated a merger transaction on August 31, 1996.

DELOITTE & TOUCHE LLP

September 10, 1996
New York, New York

EE&C FINANCIAL SERVICES, INC.

BALANCE SHEETS

                                                            December 31,            June 30,
ASSETS                                                  1994           1995          1996
                                                                                  (Unaudited)
CURRENT ASSETS:
 Cash                                                 $1,149,449      $645,861      $751,407
 Accounts receivable - net of allowance
  for doubtful accounts of $1,126,467 in 1994
  and $2,119,548 in 1995 and $1,115,164 at
  June 30, 1996 (unaudited)                            5,685,442     4,480,958     5,240,553
 Accounts receivable - unbilled                          144,853       459,834       504,363
 Due from related parties                              2,024,699     4,379,564     4,899,425
 Prepaid expenses and other current assets             1,174,364       624,673       925,053
                                                      ----------    ----------    ----------

      Total current assets                            10,178,807    10,590,890    12,320,801
                                                      ----------    ----------    ----------
PROPERTY AND EQUIPMENT:
 Office equipment, furniture and fixtures                768,083     1,413,059     1,459,287
 Computer equipment                                    1,132,837     1,321,283     1,569,222
 Leasehold improvements                                  142,166       160,273        18,200
 Automobiles                                             102,347        96,587        96,587
                                                      ----------    ----------    ----------
                                                       2,145,433     2,991,202     3,143,297

 Less accumulated depreciation and amortization         (639,059)   (1,125,608)   (1,430,448)
                                                      ----------    ----------    ----------

      Property and equipment - net                     1,506,374     1,865,594     1,712,848


OTHER ASSETS                                             416,079       327,666       279,033
                                                      ----------    ----------    ----------
TOTAL ASSETS                                         $12,101,260   $12,784,150   $14,312,683
                                                     ===========   ===========    ==========

See notes to financial statements.                                   (Continued)

EE&C FINANCIAL SERVICES, INC.

BALANCE SHEETS

                                                           December 31,               June 30,
                                                      1994            1995            1996
                                                                                   (Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable                                        $892,479       $2,081,294      $2,287,220
 Accrued expenses                                       1,121,993        1,711,857       2,339,624
 Notes payable - related parties                        3,156,811        2,281,316       3,486,547
 Current portion of long-term debt                        390,909          566,414         792,467
 Other current liabilities                                572,875          200,015         587,273
                                                        ---------        ---------      ----------

     Total current liabilities                          6,135,067        6,840,896       9,493,131

DEFERRED INCOME TAXES                                      14,872            6,877           6,877

NOTES PAYABLE - RELATED PARTIES                         1,338,852        1,165,988       1,079,556

LONG-TERM DEBT                                            329,928          919,175         661,288
                                                        ---------        ---------      ----------
     Total liabilities                                  7,818,719        8,932,936      11,240,852
                                                        ---------        ---------      ----------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
 Common stock, no par value, 1,000 shares
  authorized, 100 shares issued and 71 shares
  outstanding at December 31, 1994
  and 72.25 shares outstanding at December 31, 1995
  and June 30, 1996 (unaudited), respectively              10,000           10,000          10,000
 Retained earnings                                      5,772,406        5,276,430       4,497,047
 Treasury stock, at cost                               (1,499,865)      (1,435,216)     (1,435,216)
                                                        ---------        ---------      ----------
     Total shareholders' equity                         4,282,541        3,851,214       3,071,831
                                                        ---------        ---------      ----------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                                 $12,101,260      $12,784,150     $14,312,683
                                                      ===========      ===========     ===========

See notes to financial statements.                                   (Concluded)

EE&C FINANCIAL SERVICES, INC.

STATEMENTS OF OPERATIONS

                                                          For the Years Ended                            For the Six Months Ended
                                                              December 31,                                        June 30,
                                                      1993          1994          1995                     1995           1996
                                                                                                        (Unaudited)    (Unaudited)
NET REVENUES                                      $17,800,961   $21,818,414   $23,620,339                $12,128,230   $11,226,323
                                                  -----------   -----------   -----------                -----------   -----------
OPERATING EXPENSES:
 Salaries and wages                                11,271,898    13,286,542    16,465,515                  7,832,550     6,469,592
 General and administrative                         3,542,437     6,707,846     6,296,618                  2,750,874     4,916,775
 Depreciation and amortization                        270,705       394,168       543,488                    273,413       375,358
                                                  -----------   -----------   -----------                -----------   -----------
      Total operating expenses                     15,085,040    20,388,556    23,305,621                 10,856,837    11,761,725
                                                  -----------   -----------   -----------                -----------   -----------
INCOME (LOSS) FROM OPERATIONS                       2,715,921     1,429,858       314,718                  1,271,393      (535,402)

OTHER INCOME (EXPENSE):
 Interest expense, net                               (160,081)     (199,416)     (261,332)                  (126,675)     (133,754)
 Loss on disposal of equipment                         (1,778)       (4,176)       (3,029)                         -      (122,609)
                                                  -----------   -----------   -----------                -----------   -----------
INCOME (LOSS) BEFORE STATE INCOME TAXES             2,554,062     1,226,266        50,357                  1,144,718      (791,765)

STATE INCOME TAX (BENEFIT) EXPENSE                     (4,114)       18,957        (3,787)                     8,047       (12,382)
                                                  -----------   -----------   -----------                -----------   -----------
NET INCOME (LOSS)                                 $ 2,558,176   $ 1,207,309   $    54,144                $ 1,136,671   $  (779,383)
                                                  ===========   ===========   ===========                ===========   ===========

See notes to financial statements.

EE&C FINANCIAL SERVICES, INC.

STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                                       Total
                                                   Common Stock              Treasury Stock           Retained      Shareholders'
                                                Shares      Amount           Shares      Amount       Earnings         Equity

BALANCE, DECEMBER 31, 1992                        100       $10,000               -   $         -    $ 3,699,415     $ 3,709,415
  Net income                                        -             -               -             -      2,558,176       2,558,176
  Distributions paid                                -             -               -             -       (397,444)       (397,444)
                                             --------       -------         -------   -----------    -----------     -----------

BALANCE, DECEMBER 31, 1993                        100        10,000               -             -      5,860,147       5,870,147
  Net income                                        -             -               -             -      1,207,309       1,207,309
  Distributions paid                                -             -               -             -     (1,295,050)     (1,295,050)
  Purchase of treasury stock                        -             -              29    (1,499,865)             -      (1,499,865)
                                             --------       -------         -------   -----------    -----------     -----------

BALANCE, DECEMBER 31, 1994                        100        10,000              29    (1,499,865)     5,772,406        4,282541
  Net income                                        -             -               -             -         54,144          54,144
  Distributions paid                                -             -               -             -       (550,120)       (550,120)
  Issuance of treasury stock                        -             -           (1.25)       64,649              -          64,649
                                             --------       -------         -------   -----------    -----------     -----------

BALANCE, DECEMBER 31, 1995                        100        10,000           27.75    (1,435,216)     5,276,430       3,851,214
  Net loss (unaudited)                                                                                  (779,383)       (779,383)
                                             --------       -------         -------   -----------    -----------     -----------

BALANCE, JUNE 30, 1996 (Unaudited)                100       $10,000           27.75   $(1,435,216)   $ 4,497,047     $ 3,071,831
                                             ========       =======         =======   ===========    ===========     ===========

See notes to financial statements.

EE&C FINANCIAL SERVICES, INC.

STATEMENTS OF CASH FLOWS

                                                                          For the Years Ended              For the Six Months Ended
                                                                             December 31,                         June 30,
                                                                 1993            1994          1995          1995           1996
                                                                                                          (Unaudited)    (Unaudited)
OPERATING ACTIVITIES:
  Net income                                                  $ 2,558,176    $ 1,207,309       $54,144     $ 1,136,671  $  (779,383)

  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Provision for allowance for doubtful accounts                  88,655        998,172       993,081         250,613       87,222
    Depreciation and amortization                                 270,705        394,168       543,488         273,413      375,358
    Loss on disposal of property and equipment                      1,778          4,176         3,029            -         122,609
    Change in operating assets and liabilities:
     (Increase) decrease in accounts receivable                (3,045,021)       (42,038)      211,403        (753,156)    (846,818)
      Increase in accounts receivable - unbilled                  (64,512)       (80,341)     (314,981)        (39,362)     (44,529)
      (Increase) decrease in prepaid expenses
         and other current assets                                (254,001)      (912,925)      549,691         654,360     (300,380)
      (Increase) decrease in other assets                         (11,130)       (54,499)       38,413          39,151       23,633
       Increase in accounts payable                               213,405        582,013     1,188,815       1,327,151      205,926
       (Increase) decrease in accrued expenses                  1,226,170        (16,832)      559,945        (421,780)     690,234
       (Increase) decrease in income taxes payable                 96,778       (140,722)      102,085         (76,094)     (62,467)
       (Increase) decrease in other current liabilities             7,067        435,675      (364,585)       (436,187)     389,435
       (Increase) decrease in deferred income
         taxes payable                                              3,352          8,705       (16,270)           -          (2,177)
                                                              -----------    -----------   -----------     -----------  -----------
         Net cash provided by (used in) operating activities    1,091,422      2,382,861     3,548,258       1,954,780     (141,337)
                                                              -----------    -----------   -----------     -----------  -----------

INVESTING ACTIVITIES:
  Acquisition of property and equipment                          (669,837)      (671,114)     (372,260)       (177,105)    (320,221)
  Proceeds from disposal of property and
       equipment                                                   17,472          2,601         1,603            -            -
                                                              -----------    -----------   -----------     -----------  -----------

         Net cash used in investing activities                   (652,365)      (668,513)     (370,657)       (177,105)    (320,221)
                                                              -----------    -----------   -----------     -----------  -----------

FINANCING ACTIVITIES:
  Proceeds from borrowings                                                       338,300       800,000
  Repayment of debt                                              (379,410)      (299,158)     (520,328)       (265,977)     (31,834)
  Increase (decrease) in notes payable
    related parties                                               650,000        959,174    (1,120,525)       (902,706)   1,118,799
  Distributions paid to shareholders                             (397,444)    (1,295,050)     (550,120)       (548,147)

  Increase in due from related parties                          1,338,913       (902,188)   (2,354,865)       (503,067)    (519,861)
  Issuance of treasury stock                                         -              -           64,649          64,649
  Purchase of treasury stock                                         -        (1,145,041)         -
                                                              -----------    -----------   -----------     -----------  -----------
         Net cash provided by (used in)
          financing activities                                  1,212,059     (2,343,963)   (3,681,189)     (2,155,248)     567,104
                                                              -----------    -----------   -----------     -----------  -----------

NET INCREASE (DECREASE) IN CASH                                 1,651,116       (629,615)     (503,588)       (377,573)     105,546

CASH, BEGINNING OF YEAR                                           127,948      1,779,064     1,149,449       1,149,449      645,861
                                                              -----------    -----------   -----------     -----------  -----------
CASH, END OF YEAR                                             $ 1,779,064    $ 1,149,449   $   645,861     $   771,876  $   751,407
                                                              ===========    ===========   ===========     ===========  ===========
SUPPLEMENTAL DISCLOSURE:
  Income taxes paid                                           $   179,867    $   133,589   $    71,426     $    45,875  $    40,792

  Interest paid                                               $    89,034    $   104,373   $   237,690     $   102,821  $   305,018


See notes to financial statements.

EE&C FINANCIAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited as to June 30, 1996 and 1995)
--------------------------------------------------------------------------------
1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

     EE&C Financial Services, Inc. (the "Company") was established in January 1991 as a New York Corporation with operations primarily in New York and New Jersey. The Company specializes in accounts receivable management including primarily hospital billings and collections, Medicaid and Charity Care qualification and eligibility, self-pay processing and litigation.

2.   SIGNIFICANT ACCOUNTING POLICIES

     Property and Equipment - Property and equipment are stated at cost. Expenditures for maintenance, repairs, renovations and betterments, which do not materially extend the useful life of the asset, are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful-lives of the assets which range from five to seven years. Amortization is provided on leasehold improvements on a straight-line basis over the term of the lease.

     Revenue Recognition - For hospital collection activities, the Company recognizes revenue based upon a fee percentage of collections in the period hospital collections are made.

     For hospital billing activities, the Company estimates fees that will be invoiced upon collection of referred hospital billings and recognizes such revenues when substantially all services to be performed by the Company have been completed. Accounts Receivable - Unbilled represents amounts recognized for services rendered but not yet invoiced and is based on the Company's estimate of the fees that will be collected from hospitals when referred accounts are collected. This estimate is calculated by applying the Company's client fee percentages to an estimate of the hospitals' collections that will be achieved on amounts pending collection. The Company revises its estimate of its unbilled accounts receivable periodically based on its referred billing and collection information for that period. The Company provides for additional costs necessary to complete the collection process.

     Income Taxes - The Company has elected to be treated as an S Corporation for federal income tax purposes and, therefore, the taxable income of the Company is taxed directly to the individual shareholders in proportion to their ownership interests. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements. State taxes are provided for states that do not recognize the S Corporation election. State income taxes are provided for the tax effects of transactions reported in the financial statements. The provision for income taxes consists of taxes currently due and deferred taxes resulting from differences in the accounting methods used for financial reporting purposes and those used for income tax reporting.

     Other Assets - Is primarily comprised of a covenant not to compete. During 1992, the Company entered into a noncompete agreement with a former employee totaling $450,000, representing the total payments to be paid over a period of nine years. Amounts are payable through 2001 and are guaranteed by several of the Company's shareholders. The Company recognizes the cost ratably over the term of the agreement at $50,000 per year. Accumulated amortization at December 31, 1994 and 1995 was $100,000 and $150,000 and $175,000 at June 30, 1996 (unaudited), respectively.

    Interim Financial Information - The unaudited financial information contained herein reflects all adjustments (consisting of only normal recurring accruals) which, in the opinion of the Company, are necessary for a fair presentation of the results of operations for the six month periods ended June 30, 1995 and 1996.

    Management Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company records both revenue and accounts receivable allowances based on management's estimate of the net realizable value of accounts receivable.

    Fair Value Information - The estimated fair value of financial instruments has been determined by the Company using available market information and other appropriate valuation methodologies. The carrying amounts of current assets and current liabilities are estimated to equal their fair value due to the short-term nature of these accounts. The carrying amount of long-term debt also approximates fair value due to the variable rates of interest on such debt.

3.  RELATED PARTY TRANSACTIONS

    The Company has the following amounts receivable from related parties:


                                       December 31,                  June 30,
                                           1994      1995              1996
                                                                    (Unaudited)
    Notes receivable - shareholders     1,809,576  1,983,450         3,203,043
    Due from affiliated companies         215,123  2,396,114         1,696,382
                                     -----------------------     --------------
                                        2,024,699  4,379,564         4,899,425
                                     =======================     ==============

    Legal services provided by a related party for the years ended
    December 31, 1993, 1994 and 1995 and for the six month periods ended June 30, 1995 and 1996 (unaudited) were $3,953,372, $2,203,285, $2,733,582,
    $1,441,724 and $1,161,905, respectively.

    At December 31, 1995, the Company was contingently liable up to $400,000 for guarantees of license fees owed by affiliates.

    The Company, as well as, several shareholders are guarantors of certain agreements made by a related party which totaled $2,294,173 at December 31, 1995 and $2,091,485 at June 30, 1996.

    The Company has consulting agreements with related parties payable through December 2004. The total amount due under such agreements was $1,261,368 at December 31, 1995.

      Notes payable to related parties consist of the following:

                                                 December 31,                         June 30,
                                                     1994         1995                  1996
                                                                                    (Unaudited)
Payable to a former employee in connection
 with a non-compete agreement, due in
 installments through 2001                          $350,000     $300,000             $275,000

Payable to a shareholder - due on demand           1,643,785      931,527            1,993,469

Payable to a shareholder - due on demand             849,013      921,179              815,444

Unsecured note due to an affiliated company
 with interest at 11% matures December 31,
 1996 (a)                                            500,000      255,746              500,000

Payable to a shareholder due in installments
 with interest at 7.5% due December 2004           1,152,865    1,038,852              982,190

                                               --------------------------         ------------
                                                   4,495,663    3,447,304            4,566,103

Less current portion                               3,156,811    2,281,316            3,486,547

                                               --------------------------         ------------
                                                  $1,338,852   $1,165,988           $1,079,556
                                               ==========================         ============

     (a) A loan agreement with a commercial bank places certain restrictions on the retirement of this note (see Note 4).

   The schedule of repayments of notes payable to related parties by year and in the aggregate is as follows:


                               1997                 $  182,403
                               1998                    192,682
                               1999                    203,759
                               2000                    182,320
                               2001                    149,193
                               Thereafter              255,631
                                                    ----------
                                                    $1,165,988
                                                    ==========

 4.  LONG-TERM DEBT

    Long-term debt consists of the following:

                                               December 31,            June 30,
                                            1994         1995            1996
                                                                     (Unaudited)
    Installment notes payable             $516,400   $1,039,729        $812,506
    Equipment under capital leases           4,437      445,860         391,249
    Line of credit                         200,000            -         250,000
                                          --------   ----------        --------

                                           720,837    1,485,589       1,453,755

    Less current portion                   390,909      566,414         792,467
                                           -------    ---------       ---------

                                          $329,928     $919,175        $661,288
                                          ========     ========       =========

    The installment notes payable, collateralized by all assets of the Company, are payable in monthly installments, bear interest at prime (8.50% at December 31, 1995), and are due September 1997 and August 1998. The loan agreement contains certain restrictions relating to debt to equity ratios and the retirement of notes payable to S&C Investors, Inc. (see Note 3).

    During 1995, the Company entered into various capital leases totaling approximately $485,000 relating to equipment. The capital leases bear interest at prime, and are payable in monthly installment of principal plus interest through the year 2000.

    At December 31, 1994, the Company had a $1,000,000 line of credit agreement which bore interest at prime plus .5%. At December 31, 1995, the line of credit amounted to $1,500,000 and bore interest at the higher of the bank's prime rate or the federal funds rate plus .5%; the line expired on May 31, 1996. The line of credit was collateralized by all assets of the Company and its related activities. There were no borrowings outstanding on the line at December 31, 1995. In August of 1996, the Company entered into a secured line of credit agreement totaling $2,000,000 (see Note 11).

    Maturities of long-term debt (including capital lease obligations) as of December 31, 1995 for the succeeding five years are as follows:

                          Year Ending
                          December 31,                Total
                              1996                $  566,414
                              1997                   499,449
                              1998                   278,106
                              1999                   109,462
                              2000                    32,158
                                                  ----------

                             Total                $1,485,589
                                                  ==========

5.  TREASURY STOCK

    On December 21, 1994, the Company purchased 29 shares of common stock for $51,719 per share from a shareholder pursuant to the terms of a pre-existing contractual agreement. During January 1995, the Company issued 1.25 shares at $51,719 per share pursuant to a pre-existing contractual obligation to a key employee.

6.  STATE INCOME TAXES

    The state income tax (benefit) expense consists of the following:

                 December 31,                            June 30,
                    1993       1994       1995             1995         1996
                                                        (Unaudited)  (Unaudited)
    Current       $27,296    $40,051    $47,620          $29,141      $(12,149)
    Deferred      (31,410)   (21,094)   (51,407)         (21,094)         (233)
                  -------    -------    -------          -------      --------
    Total         $(4,114)   $18,957    $(3,787)         $ 8,047      $(12,382)
                  =======    =======    =======          =======      ========

    Deferred income tax assets and liabilities were primarily comprised of:

                                                                   December 31,                   June 30,
                                                       -------------------------------------------------------
                                                             1994                1995               1996
                                                                                                 (Unaudited)
    Deferred income tax assets:
     Allowance for doubtful accounts                       $  19,759          $  35,526          $  18,691
     Accounts payable and accrued expenses                    44,803             64,173             74,707
                                                              ------             ------             ------

                                                              64,562             99,699             93,398
                                                              ------             ------             ------

    Deferred income tax liabilities:
     Accounts receivable                                    (122,029)          (118,338)          (112,175)
     Depreciation and amortization                           (14,872)            (6,877)            (6,877)
     Other                                                    (8,104)            (3,520)            (7,506)
                                                              -------            -------            -------

                                                            (145,005)          (128,735)          (126,558)
                                                            --------           ---------          ---------

    Net deferred income tax liability                      $ (80,443)         $ (29,036)         $ (33,160)
                                                           ---------          ---------          ---------

    Net deferred income tax liability is classified in the balance sheets as follows:

                                                                           1994          1995           1996
                                                                                                     (Unaudited)
    Net current asset (included in other current assets)                 $64,562        $99,699        $93,398
    Net current liability (included in other current liabilities)       (130,133)      (121,858)      (119,681)
    Net long-term liability                                              (14,872)        (6,877)        (6,877)
                                                                        ---------      ---------      ---------

    Net deferred income tax liability                                   $(80,443)      $(29,036)      $(33,160)
                                                                        =========      =========      =========

    In 1993, New Jersey enacted a change in treatment for S Corporations reducing the Company's tax rate. The impact of this change resulted in a reduction in the deferred tax liability in the amount of approximately $69,000.

7.  SAVINGS PLAN

    The Company maintains a qualified 401(k) Employee Savings Plan for the benefit of all eligible employees. Contributions to the plan may be made by both eligible employees and the Company. The Company contribution to the plan, which represents a percentage of matching employee contributions for the years ended December 31, 1993, 1994 and 1995 and for the six months ended June 30, 1995 and 1996 (unaudited), amounted to approximately $17,800, $47,000, $62,000 and $28,910 and $33,365, respectively.

8.  MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to credit risk consist principally of receivables. The Company believes the concentration of credit risk in its accounts receivables is substantially mitigated by the Company's ongoing credit evaluation process and due to the large number of customers comprising the Company's customer base. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

    Revenue from one customer was approximately 22% and 12% of total revenues for the years ended December 31, 1993 and 1994, respectively. Revenue from two customers was approximately 19% and 11% of total revenue for the year ended December 31, 1995.

9.   COMMITMENTS AND CONTINGENCIES

     a. Operating Leases - The Company occupies office space in various locations under noncancelable operating leases which expire in various years through 2006.

         The Company leases its headquarters from a related entity on a month-to-month basis.

         Future minimum payments under noncancellable operating leases by year and in the aggregate are as follows:

                                                           Amount
                                            1996         $  554,910
                                            1997            262,723
                                            1998            501,785
                                            1999            554,910
                                            2000            561,286
                                            Thereafter    2,617,583
                                                         ----------
                                                         $5,053,197
                                                         ==========

         Rent expense was $277,259, $493,704 and $464,220 for the years ended December 31, 1993, 1994 and 1995 and $296,402 and $226,214 for the six
         months ended June 30, 1995 and 1996 (unaudited), respectively.

     b. Legal Matters - The Company is involved in legal matters arising in the ordinary course of business. In the opinion of management and legal counsel, the ultimate liability, if any, resulting from such matters will not have a material effect on the Company's financial condition or results of operations.

10.  SUBSEQUENT EVENTS

     On August 31, 1996, the Company consummated a transaction whereby the Company agreed to be merged into Physician Support Systems, Inc. ("PSS") in a transaction accounted for as a pooling of interests. In exchange for all of the outstanding common stock of the Company, the shareholders of the Company received 1,026,852 shares of PSS common stock. In addition, the two notes payable to shareholders which were due on demand (see note 3) were considered to be additional capital contributions and were treated as equity for purposes of the pooling and were repaid with 131,148 shares of PSS common stock.

     In August 1996, the Company entered into a secured line of credit agreement totaling $2,000,000 and two term loan agreements totaling $1,400,000 and $717,000. Proceeds from the line of credit agreement, which is renewable annually, were used for working capital. The $1,400,000 term loan is payable in 60 equal principal installments commencing September 1996 and concluding August 2001. The $717,000 term loan is payable in 35 equal principal installments commencing September 1996 and concluding August 1999. Proceeds from the term loan agreements were used to repay existing indebtedness of the Company. The line of credit and the term loans bear interest at the higher of the bank's prime rate or the federal funds rate plus .5% and are collateralized by all assets of the Company and certain related parties.

                                     ******

        (B)  PRO FORMA FINANCIAL INFORMATION.


        The following unaudited pro forma financial information gives effect to the merger by Physician Support Systems, Inc. ("PSS") with EE&C Financial Services, Inc. ("EEC") which was completed on August 31, 1996. The EEC transaction was accounted for as a pooling of interests and accordingly, all previously issued financial statements of PSS will be restated to include EEC. The unaudited pro forma financial information also gives effect to the acquisitions by PSS of North Coast Health Care Management Group ("NCHCM"), Medical Management Support, Inc. ("MMS") and Data Processing Systems, Inc. ("DPS") on February 12, 1996, PBS Northwest, Inc. ("PBS") on May 8, 1996 and ALM, Inc. ("ALM") on May 21, 1996, together, the "Acquired Businesses", all of which were accounted for as purchases, and the acquisition by PSS of Synergistic Systems, Inc. ("SSI") on June 28, 1996, which was accounted for as a pooling of interests. The unaudited pro forma financial statements are derived from the historical financial statements of PSS, EEC, SSI and the Acquired Businesses including those of PBS, ALM and SSI included in PSS' reports on Form 8-K dated May 14, 1996, June 4, 1996 and July 8, 1996 respectively, in each case as amended by Amendment No. 1 thereto, which are incorporated herein by reference, and estimates and assumptions set forth below and in the notes to the unaudited pro forma financial statements.

        The unaudited pro forma balance sheet gives effect to the acquisition by PSS of EEC as if such acquisition had occurred on June 30, 1996. Such unaudited pro forma balance sheet is derived from the unaudited consolidated balance sheet of PSS as of June 30, 1996 included in its Quarterly Report on Form 10-Q for the six months ended June 30, 1996 which is incorporated herein by reference as well as the unaudited balance sheet of EEC as of June 30, 1996 included elsewhere in this Form 8-K.

        The unaudited pro forma statements of operations present unaudited pro forma results of operations for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996. For purposes of the unaudited pro forma statements of operations, the acquisitions by PSS of the Acquired Businesses are included as if such acquisitions had occurred on January 1, 1995. In addition, the unaudited pro forma statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 include pro forma adjustments related to the Company's initial public offering of Common Stock which was completed on February 12, 1996. The unaudited pro forma statements of operations for the years ended December 31, 1993 and 1994 are derived from the audited consolidated statements of operations for the years ended December 31, 1993 and 1994 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated herein by reference and the audited statements of operations of SSI and EEC. The unaudited pro forma statement of operations for the year ended December 31, 1995 is derived from the audited consolidated statement of operations of PSS for the year ended December 31, 1995 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the audited and unaudited statements of operations of the Acquired Businesses, SSI and EEC for the year ended December 31, 1995. The unaudited pro forma statement of operations for the six months ended June 30, 1996 is derived from the unaudited consolidated statement of operations of PSS for the six months ended June 30, 1996 included in its Quarterly Report on Form 10-Q for the six months ended June 30, 1996 (excluding merger costs of $ 1,150,000 and restructuring charges of $ 900,000 related to SSI) (which includes the results of operations of the Acquired Businesses from the effective dates of their acquisitions by PSS to June 30, 1996) which is incorporated herein by reference, the unaudited statements of operations of the Acquired Businesses from January 1, 1996 to the effective dates of their acquisitions and the unaudited statements of operations of SSI and EEC.

        Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma financial information presented herein are not necessarily indicative of the results PSS would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of PSS. The unaudited pro forma financial information should be read in conjunction with the financial statement and notes thereto included elsewhere in this Report.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                            PRO FORMA BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)
                                    ($000s)



                                                             HISTORICAL
                                                -----------------------------
                                                 PHYSICIAN
                                                  SUPPORT
                                                SYSTEMS AND                        PRO FORMA
                                                SUBSIDIARIES        EEC           ADJUSTMENTS       PRO FORMA
                                                ------------    -----------     ---------------     ---------
                   ASSETS
Cash..........................................  $     15,060    $       751                         $15,812
Accounts receivable--billed...................         4,893          5,241                          10,134
Accounts receivable--unbilled.................         8,772            504                           9,276
Due from related parties......................                        4,899                           4,899
Prepaid expenses and other current assets.....           863            925                           1,788
                                                ------------    -----------                         -------
        Total current assets..................        29,588         12,321                          41,909
                                                ------------    -----------                         -------
Fixed assets. net.............................         3,692          1,713                           5,405
Intangible assets. net........................        26,597                                         26,597
Other assets..................................           168            279                             447
                                                ------------    -----------                         -------
                                                $     60,045    $    14,313                         $74,358
                                                ============    ===========                         =======

   LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable..............................  $        959    $     2,287                         $ 3,246
Accrued expenses..............................         9,112          2,340                          11,452
Current Portion LTD...........................            79            792                             871
Current portion of other long-term
  liabilities.................................           545          3,487           (2808)(c)       1,224
Deferred income taxes.........................           244                                            244
Other current liabilities.....................                          587                             587
                                                ------------    -----------                         -------
Total current liabilities.....................        10,939          9,493                          17,624
                                                ------------    -----------                         -------
Long-term debt................................         5,673            661                           6,334
Other long-term liabilities...................         1,813                                          1,813
Due to related parties........................                        1,080                           1,080
Deferred income taxes.........................           991              7                             998

Common stock..................................             7             10             (10)(a)           7
Treasury stock................................                       (1,435)          1,435 (b)
Additional paid-in capital....................        44,272                          2,808 (c)      45,655
Additional paid-in capital....................                                           10 (a)
Additional paid-in capital....................                                       (1,435)(b)
Retained earnings.............................        (3,650)         4,497                             847
                                                ------------    -----------       ---------         -------
                                                      40,629          3,072           2,808          46,509
                                                ------------    -----------       ---------         -------
                                                $     60,045    $    14,313       $       0         $74,358
                                                ============    ===========       =========         =======

                 See notes to pro forma financial statements.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)
                                    ($000s)


                                                HISTORICAL
                                           -------------------------------
                                           PHYSICIAN
                                            SUPPORT
                                            SYSTEMS
                                              AND                                PRO FORMA
                                           SUBSIDIARY       SSI        EEC      ADJUSTMENTS   PRO FORMA
                                           ----------       ---        ---      -----------   ---------
Revenues................................... $  13,080      $9,477    $17,801                   $40,358
Operating Expenses:
    Wages and salaries.....................     5,898       4,980     11,272                    22,150
    General and administrative.............     4,291       3,246      3,542                    11,079
    Depreciation and
      amortization.........................     2,566         416        271                     3,253
                                            ---------      ------     ------                   -------
                                               12,755       8,542     15,085                    36,482
                                            ---------      ------     ------                   -------
Income (loss) from operations..............       325         835      2,716                     3,876
Other income (expenses)
    Interest...............................    (1,262)        (78)      (160)       224(g)      (1,276)
    Interest and other income
      (expense)............................       (38)         53         (2)                       13
                                            ---------      ------     ------                   -------
                                               (1,300)        (25)      (162)                   (1,263)

Income (loss) before income taxes
  (benefit)................................      (976)        810      2,554                     2,613
Income taxes (benefit).....................      (303)        323         (4)     1,111(h)       1,127
                                            ---------    --------  ---------                   -------

Net income (loss).......................... $    (672)       $487     $2,558                    $1,486
                                            =========    ========  =========                   =======

Weighted average shares
  outstanding..............................                                                  4,343,000(j)
                                                                                             =========
Net income per share.......................                                                     $ 0.34
                                                                                                  ====


                 See notes to pro forma financial statements.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)
                                    ($000s)

                                              HISTORICAL
                                        -------------------------------
                                         PHYSICIAN
                                          SUPPORT
                                          SYSTEMS
                                            AND                             PRO FORMA
                                        SUBSIDIARY      SSI      EEC      ADJUSTMENTS    PRO FORMA
                                        -----------     ---      ---      -----------    ---------
Revenues.............................   $  18,773       $9,588   $21,818                  $50,179
Operating Expenses:
    Wages and salaries...............       8,866        5,182    13,287                   27,335
    General and administrative.......       6,723        3,417     6,708                   16,848
    Depreciation and
      amortization...................       3,349          417       394                    4,160
                                        -----------     ------   --------                ---------
                                           18,938        9,016    20,389                   48,343
                                        -----------     ------   --------                ---------
Income (loss) from operations........        (165)         572     1,429                    1,836
Other income (expense)
    Interest.........................      (1,526)         (33)     (199)         224(g)   (1,534)
    Interest and other income
      (expense)......................        (186)          33        (4)                    (157)
                                        -----------     ------   --------                ---------
                                           (1,712)           -      (203)                  (1,691)
                                        -----------     ------   --------                ---------
Income (loss) before income taxes
    (benefit)........................      (1,877)         572     1,226                      145
Income taxes (benefit)...............        (810)         231        19          580(h)       20
                                        -----------     ------   --------                ---------
Net income (loss)....................     $(1,067)       $ 341   $ 1,207                 $    125
                                        ===========     ======   ========                =========
Weighted average shares
    outstanding......................                                                   4,343,000(j)
                                                                                        ==========
Net income per share.................                                                       $0.03
                                                                                             ====



                  See notes to pro forma financial statements.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                                    ($000s)

                                                  HISTORICAL
                                      ----------------------------                   PRO FORMA
                                   PHYSICIAN                                         ACQUISITION
                                    SUPPORT                                          ADJUSTMENTS
                                    SYSTEMS                                       ------------------     PRO FORMA
                                      AND                           ACQUIRED      ACQUIRED               OFFERING
                                   SUBSIDIARY    SSI      EEC       BUSINESSES    BUSINESSES    EEC      ADJUSTMENTS    PRO FORMA
                                   ----------    ---      ---       -----------  ----------     ----    -----------    ---------
Revenues..........................  $  19,584   $9,831    $23,620       $12,795                                         $ 65,830
Operating Expenses:
    Wages and salaries............      9,661    5,590     16,466         5,855   $ (100)(d)                              37,472
    General and administrative....      6,846    3,742      6,297         3,690                                           20,575
    Depreciation and
      amortization................      3,378      420        543           247      854(e)                                5,442
                                   ----------- --------   -------      ---------                                       ----------
                                       19,885    9,752     23,306         9,792                                           63,489
                                   ----------- --------   -------      ---------                                       ----------
Income (loss) from operations.....       (301)      79        314         3,003                                            2,341
Other income (expense)
    Interest......................     (1,476)     (59)      (261)           (2)                224(g)   2,006(f)            432
    Other.........................          4       22         (3)          (37)                                             (14)
                                   ----------- --------   -------      ---------                                       ----------
                                       (1,472)     (37)      (264)          (39)                                             418
                                   ----------- --------   --------     ---------                                       ----------
Income (loss) before income taxes
    (benefit).....................     (1,773)      42         50         2,964                                             2,759
Income taxes (benefit)............       (500)      17         (4)          149      735(h)     110(h)     802(h)           1,309
                                   ----------- --------    -------     ---------                                       ----------
Net income (loss).................  $  (1,273)  $   25       $ 54       $ 2,815                                         $   1,450
                                   =========== ========    =======     =========                                       ==========
Weighted average shares
    outstanding...................                                                                                     8,379,628(i)
                                                                                                                        =========
Net income per share.......                                                                                                $0.17
                                                                                                                           =====

                 See notes to pro forma financial statements.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)
                                    ($000s)

                                                         HISTORICAL
                                           -------------------------------------       PRO FORMA
                                            PHYSICIAN                                 ACQUISITION
                                             SUPPORT                                  ADJUSTMENTS
                                             SYSTEMS                               ------------------    PRO FORMA
                                               AND                     ACQUIRED     ACQUIRED             OFFERING
                                           SUBSIDIARIES      EEC      BUSINESSES    BUSINESSES   EEC    ADJUSTMENTS   PRO FORMA
                                           ------------      ---      ----------    ----------   ---    -----------   ---------
Revenues...............................      $19,388      $11,226       $2,104                                         $32,719
Operating Expenses:
    Wages and salaries.................       10,227        6,470        1,082                                          17,779
    General and administrative.........        6,516        4,917          599                                          12,032
    Depreciation and amortization......        2,089          375           25          155(e)                           2,644
    Merger costs.......................        1,150                                                                     1,150
    Spring restructuring charge........        2,500          --           --                                            2,500
                                             -------       ------       ------                                         -------
                                              22,482       11,761        1,706                                          36,105
                                             -------       ------       ------                                         -------
Income (loss) from operations..........       (3,094)        (535)         398                                          (3,385)
Other income (expense)
    Interest...........................           72         (133)          (1)                  112(g)     147(f)         197
    Other..............................           --         (122)           7                                            (115)
                                             -------       ------       ------                                         -------
                                                  72         (256)           6                                              82
                                             -------       ------       ------                                         -------
Income (loss) before income taxes
  (benefit)............................       (3,021)        (791)         404                                          (3,303)
Income taxes (benefit).................         (656)         (12)          --          100(h)  (272)(h)      59(h)       (781)
                                             -------       ------       ------                                         -------
Net income (loss)......................      $(2,365)        (779)         404                                         $(2,522)
                                             =======       ======       ======                                         =======
Weighted average shares outstanding....                                                                              8,379,628(i)
                                                                                                                     =========
Net income (loss) per share............                                                                                $ (0.30)
                                                                                                                       =======

                 See notes to pro forma financial statements.

1. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

        (a) Adjustment to reclassify common stock of EEC to paid-in-capital.

        (b) Adjustment to reclassify treasury stock of EEC to paid-in-capital.

        (c) Adjustment to reflect repayment of related party demand notes with PSS stock. Note that such notes were included in current portion of other long-term liabilities.

2. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

        (d) Adjustment to reflect the decrease in compensation expense as a result of employment agreements with NCHCM executive officers entered into as a result of the acquisition by PSS.

        (e) Adjustment to reflect the increase in amortization expense associated with the intangible assets recorded by PSS in purchase accounting related to the acquisitions. The goodwill associated with the acquisitions is being amortized on a straight line basis over an estimated life of 20 years.

        (f) Adjustment to reflect the decrease in interest expense and increase in interest income associated with the repayment of long-term debt as a result of the offering.

        (g) Adjustment to decrease interest expense at EEC as a result of repayment of demand notes with PSS stock.

        (h) Adjustment to reflect the income tax effects of the acquisitions or adjustments shown herein.

        (i) The weighted average shares outstanding used to calculate pro forma earnings per share in 1995 is 8,379,628 shares, representing the number of shares issued and outstanding as a result of the Company's initial public offering, the acquisition of ALM, the merger with SSI and the merger with EEC.

        (j) The weighted average shares outstanding used to calculate pro forma earnings per share in 1993 and 1994 is 4,343,000 shares, representing the number of shares issued and outstanding as a result of the Company's mergers with SSI and EEC.

        (C) EXHIBITS.

99.1 -- Physician Support Systems, Inc., Form 10-K (File 33-80731) for the year ended December 31, 1995, previously filed and incorporated herein by reference.

99.2 -- Physician Support Systems, Inc., Form 10-Q (File 33-80731) for the quarter ended June 30, 1996, previously filed and incorporated herein by reference.

99.3 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated May
            14, 1996, as amended by Amendment No. 1 thereto dated July 15, 1996, previously filed and incorporated herein by reference.

99.4 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated June
            4, 1996, as amended by Amendment No. 1 thereto dated August 2, 1996, previously filed and incorporated herein by reference.

99.5 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated July
            8, 1996, as amended by Amendment No. 1 thereto dated September 6,
            1996, previously filed and incorporated herein by reference.

                                  SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to its report to be signed on its behalf by the undersigned hereunder duly authorized.

                                        PHYSICIAN SUPPORT SYSTEMS, INC.


Dated:  November 12, 1996.

                                                /s/ DAVID S. GELLER
                                        By  ...............................
                                                DAVID S. GELLER
                                              SENIOR VICE PRESIDENT